Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned IREIT Business Manager & Advisor, Inc., an Illinois corporation (“Assignor”) hereby assigns to Inland Real Estate Income Trust, Inc., a Maryland corporation (“Assignee”) all of Assignor’s right, title and interest to purchase that property known as MidTowne Little Rock Shopping Center, Little Rock, Arkansas (the “Property”) pursuant to that certain Purchase and Sale Agreement between Assignor, as purchaser, and IMI MTLR LLC and IMI MTLR II LLC, collectively, as seller, dated as of March 10, 2014, as amended (the “Purchase Agreement”).

By execution hereof by Assignee, Assignee for itself and its successors and assigns hereby accepts the assignment and assumes all of the obligations of Assignor under the Purchase Agreement with respect to the Property.

Upon execution of this Assignment, Assignee shall pay the sum of Five Hundred Thousand Dollars ($500,000.00) to Assignor as reimbursement for Assignor’s payment of the First Deposit as required by the Purchase Agreement.

This Assignment and Assumption of Purchase Agreement is effective as of the 21st day of April, 2014.

ASSIGNOR:	IREIT Business Manager & Advisor, Inc., an Illinois corporation

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Treasurer & Chief Accounting Officer

ASSIGNEE:	Inland Real Estate Income Trust, Inc., a Maryland corporation

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Vice President, Treasurer & Chief Accounting Officer